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Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors
Regal Entertainment Group:

We consent to the incorporation by reference in the registration statements (Nos. 333-87958 and 333-127367) on Form S-8 of Regal Entertainment Group of our report dated February 25, 2008, with respect to the consolidated balance sheets of Regal Entertainment Group as of December 27, 2007 and December 28, 2006, and the related consolidated statements of income, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 27, 2007, and the effectiveness of internal control over financial reporting as of December 27, 2007, which report appears in the December 27, 2007 annual report on Form 10-K of Regal Entertainment Group.

Our report refers to the adoption of Statement of Financial Accounting Standards No. 123(revised), Share-Based Payment effective December 30, 2005, and Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes effective December 29, 2006.

/s/ KPMG LLP

Nashville, TN
February 25, 2008

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Consent of Independent Registered Public Accounting Firm